UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.

Lakewood, CO 80226

303-209-8600

(Address and telephone number of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2010, Solera National Bank (the “Bank”), a national bank and a subsidiary of Solera National Bancorp, Inc. (the “Company”), entered into a Purchase and Assumption Agreement (the “Agreement”) with Liberty Savings Bank, FSB (“Liberty”), a Federal Savings bank and a subsidiary of Liberty Capital, Inc., pursuant to which the Bank has agreed to acquire certain assets and assume certain liabilities of Liberty’s branch location at 7111 W. Alameda Avenue, Unit E, Lakewood, Colorado (the “Branch”).  Pursuant to the Agreement, the Bank will purchase approximately $30 million in Colorado-based performing loans and assume approximately $40 million in customer deposits associated with the Branch.  In connection with the assumption of deposits, the Bank will pay Liberty a premium of 3.8% on the deposit amounts to be assumed at the closing.  It is not currently contemplated that the Bank will assume any real estate, buildings, fixtures or equipment relating to the Branch.

The Agreement is conditioned upon, among other things, the approval of the appropriate banking regulatory authorities, including the FDIC, the Office of the Comptroller of the Currency, the Office of Thrift Supervision, the Federal Reserve Board and appropriate state banking authorities, as applicable.  The Bank and Liberty have also made customary representations, warranties and covenants in the Agreement, including Liberty’s covenant not to solicit deposits, loans or other business from the Branch’s former customers for a period of three years following the closing.  The Agreement was approved by the boards of directors of the respective parties and no material relationship exists between the parties.

The transaction is expected to close in the fourth quarter of 2010, although delays may occur.  If the transaction is not consummated by December 31, 2010, the Agreement will terminate, unless extended by the mutual consent of the parties.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 11, 2010 the Company issued a press release announcing the execution of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this report, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Purchase and Assumption Agreement between Liberty Savings Bank, FSB and Solera National Bank, dated as of August 5, 2010.

99.1	Press Release dated August 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: August 11, 2010	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Purchase and Assumption Agreement between Liberty Savings Bank, FSB and Solera National Bank, dated as of August 5, 2010.

99.1	Press Release dated August 11, 2010.